UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway

San Jose, California 95119

(Address, including zip code, of principal executive offices)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2018, the Board of Directors of Western Digital Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement “proxy access.” The Bylaws became effective immediately.

The proxy access provisions in the Bylaws are set forth in Article II, Section 2.14. These provisions allow for an individual eligible stockholder, or a group of no more than 20 eligible stockholders, to nominate and include in the Company’s proxy materials candidates for election to the Board, as long as such stockholder or the stockholder group, as applicable, continuously owns 3% or more of the outstanding shares of Company common stock for at least three years. The maximum number of proxy access nominees permitted cannot be more than the greater of two or 20% of the Board (rounded down to the closest whole number), provided that the stockholder(s) and the nominee(s) satisfy the eligibility and procedural requirements further described in Article II, Section 2.14 of the Bylaws.

The additional eligibility and procedural requirements set forth in Article II, Section 2.14 of the Bylaws include a requirement that a proxy access nomination notice must be delivered to the Company not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the release date of the Company’s proxy materials for its most recent annual meeting of stockholders. Article II, Section 2.14 of the Bylaws also includes specified requirements that all nominees for directors and nominating stockholder(s) provide certain information, representations and agreements to the Company in order to be eligible for election.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

As a result of the amendments to the Bylaws described in Item 5.03 of this Current Report on Form 8-K, a stockholder desiring to nominate an individual for election to the Board and inclusion in the Company’s proxy materials for the Company’s 2018 annual meeting of stockholders must provide written notice to the Company pursuant to Article II, Section 2.14 of the Bylaws, which must be delivered to or mailed and received by the Company’s Secretary at the Company’s principal executive offices not later than May 21, 2018. Other specifics regarding the notice procedures, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 2.14 of the Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Western Digital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: May 3, 2018		Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary